Exhibit 99.1

Pingtan Marine Enterprise Received Approval of Additional 24 Fishing Vessels to be Rebuilt and Operate in International Waters

FUZHOU, China, March 5, 2019 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME, "Pingtan" or the "Company"), a global fishing company based in the People's Republic of China (PRC), today announced that following the approval of modification and rebuilding for 27 fishing vessels from the Ministry of Agriculture and Rural Affairs of the People's Republic of China ("MOA"), an additional 24 fishing vessels of the Company have recently received approval for modification and rebuilding from the MOA. These vessels are approved to operate in the international waters of the Indian Ocean, North Pacific Ocean, Southeast Pacific and Southwest Atlantic (including Argentina) after completion of modification and rebuilding.

The modification and rebuilding of these vessels mainly include upgrading the fishing method to satisfy international waters fishing requirements and to expand gross tonnage of the vessels. The new vessels will be put into operation in the designated fishing area after completing the modification and rebuilding process along with all related procedures.

Among the 24 fishing vessels, 9 will be modified as light luring seine fishing vessels with gross tonnage of 1,100 tons and are approved to operate in the international waters of the Indian Ocean; and 15 will be modified as squid jigging vessels, 9 with gross tonnage of 1,210 tons and the remaining 6 with gross tonnage of 1,478 tons, and are approved to operate in the international waters of the Indian Ocean, North Pacific Ocean, Southeast Pacific and Southwest Atlantic (including Argentina).

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented: "We recently received the approval document for modification and rebuilding of a group of vessels from the Ministry of Agriculture and Rural Affairs. These vessels will greatly increase the aggregate tonnage of our vessels, improve our fishing equipment and technology, expand our fishing territories and enrich the variety of species of catch and significantly enhance our production capacity. We will soon start preparation for the rebuilding of the 24 fishing vessels so that they will be completed and put into operation at an early date."

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan's expectation of completing the modification and rebuilding of 24 fishing vessels and placing them in operation thereafter, and Pingtan's efforts and ability to expand into new fishing territories, increase production capacity, improve revenue, and promote the economic development of the international waters of the Indian Ocean, North Pacific Ocean, Southeast Pacific and Southwest Atlantic (including Argentina). Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Risks include the ability to complete modification and rebuilding of vessels in a timely manner; ability to reach international waters ; adverse weather or oceanic conditions or mechanical or other operational failure of the vessels; an unexpected dramatic decrease in production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income,  actions taken by government regulators that adversely affect the Company's operations of its vessels and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K.   Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.
Katherine Yao, Senior Associate
Tel: +86 10 5661 7012
kyao@equityny.com

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